                                                                     EXHIBIT 3.2


                      FOURTH AMENDED AND RESTATED BYLAWS
                                       OF
                               MEDPARTNERS, INC.



                                 ARTICLE I
                                 OFFICES

     The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                 ARTICLE II
                           MEETINGS OF STOCKHOLDERS

     Section 1.    Stockholder Meetings.  All meetings of the stockholders for
                   --------------------
the election of Directors shall be held in the City of Birmingham, State of Alabama, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2.  Annual Meetings.  Annual meetings of the stockholders shall be
                 ---------------
held during the month in which the Corporation's fiscal year ends or at such time designated by the stockholders, if not a legal holiday, and if a legal holiday, then on the next secular day following, or at such other date as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

     Section 3.  Notice of Annual Meeting.  Written notice of the annual meeting
                 ------------------------
stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than fifty days before the date of the meeting.

     Section 4.  Voting List.  The officer who has charge of the stock ledger of
                 -----------
the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     Section 5.  Special Meetings.  Special meetings of the stockholders, for
                 ----------------
any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

     Section 6.  Notice of Special Meeting.  Written notice of a special meeting
                 -------------------------
stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than fifty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

     Section 7.  Transaction of Business.  Business transacted at any special
                 -----------------------
meeting of stockholders shall be limited to the purposes stated in the notice.

     Section 8.  Quorum.  The holders of a majority of the stock issued and
                 ------
outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, then the presiding officer of said meeting or the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, until a quorum shall be present or represented, and the Corporation may transact at any adjourned meeting any business which might have been transacted at the original meeting. Notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, unless (a) any adjournment or series of adjournments caused the original meeting to be adjourned for more than thirty days after the date originally fixed therefor, or (b) a new record date is fixed for the adjourned meeting. If notice of an adjourned meeting is given, such notice shall be given to each stockholder of record entitled to vote at the adjourned meeting in the manner prescribed in Section 3 or Section 6 of this Article II, as the case may be, for the giving of notice of annual meetings and special meetings, respectively, of stockholders.

     Section 9.  Voting of Shares.  Unless otherwise provided in the Certificate
                 ----------------
of Incorporation each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

     Section 10.  Written Consent.  Unless otherwise provided in the Certificate
                  ---------------
of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if there is a consent in writing, setting forth the action so taken, bearing the signature and date of signature of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

     Section 11.  Proposals at Annual Meetings.  At an annual meeting of the
                  ----------------------------
stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, otherwise properly brought before the meeting by or at the direction of the Board of Directors or otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than sixty days nor more than ninety days prior to the meeting; provided, however, that in the event that less than seventy days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting, (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the stockholder, (iv) a description of all arrangements or understandings between the stockholder and any other person or persons (including their names) in connection with the proposal of such business by the stockholder and any material interest of the stockholder in such business, and
(v) a representation that the stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

     Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Article II, Section 11, provided, however, that nothing in this
Article II, Section 11 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with said procedure.

     The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Article II, Section 11, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     Section 12.  Nominations of Persons for Election to the Board of Directors.
                  -------------------------------------------------------------
In addition to any other applicable requirements, only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors, by any nominating committee or person appointed by the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Article II, Section 12. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty days nor more than ninety days prior to the meeting; provided, however, that in the event that less than seventy days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholders to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of the Corporation which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of Directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the stockholder, (iii) a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nominations(s) are to be made by the stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in such notice and (v) any other information relating to the stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of Directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee being named as a nominee and to serve as a Director if elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a Director of the Corporation. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth herein. The provisions of this Article II, Section 12 shall not apply to Directors governed by Section 14 of Article III.

     The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.


                                  ARTICLE III
                                   DIRECTORS

     Section 1.  General Powers.  The business of the Corporation shall be
                 --------------
managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

     Section 2.  Number and Term of Office; Removal.  The number of Directors of
                 ----------------------------------
the Corporation shall be fixed from time to time by these Bylaws. Until these Bylaws are further amended, the number of Directors shall be no less than nine, and no more than fifteen. The Directors shall be divided into three classes. Each such class shall consist, as nearly as may be possible, of one-third of the total number of Directors, and any remaining Directors shall be included within such group or groups as the Board of Directors shall designate. The first class will be elected for a term which expires in 1996. The second class will be elected for a term which expires in 1997. The third class will be elected for a term which expires in 1998. At each annual meeting of stockholders, successors to the class of Directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, but in no case shall a decrease in the number of Directors shorten the term of any incumbent Director. A Director may be removed from office for cause only and, subject to such removal, death, resignation, retirement or disqualification, shall hold office until the annual meeting of stockholders for the year in which his term expires and until his successor shall be elected and qualify. No alteration, amendment or repeal of these Bylaws shall be effective to shorten the term of any Director holding office at the time of such alteration, amendment or repeal, to permit any such Director to be removed without cause, or to increase the number of Directors in any class or in the aggregate from that existing at the time of such alteration, amendment or repeal until the expiration of the terms of office of all Directors then holding office, unless such alteration, amendment or repeal has been approved by either the holders of all shares of stock entitled to vote thereon or by a vote of a majority of the entire Board of Directors. The provisions of this Section 2 shall not apply to Directors governed by Section 14 of this Article III.

     Section 3.  Vacancies.  Vacancies and newly created directorships resulting
                 ---------
from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director, in accordance with the provisions of the Certificate of Incorporation, and the Directors so chosen shall hold office until the next annual election and until their successors are duty elected and shall qualify, unless sooner displaced. If there are no Directors in office, then an election of Directors may be held in the manner provided by law. If, at the time of filling any vacancy or any newly created directorship, the Directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery of the State of Delaware may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such Directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the Directors chosen by the Directors then in office.

     Section 4.  Meetings.  The Board of Directors of the Corporation may hold
                 --------
meetings, both regular and special, either within or without the State of Delaware.

     Section 5.  Initial Meeting.  The first meeting of each newly elected Board
                 ---------------
of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting of stockholders and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the Directors.

     Section 6.  Regular Meetings.  Regular meetings of the Board of Directors
                 ----------------
may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

     Section 7.  Special Meetings.  Special meetings of the Board of Directors
                 ----------------
may be called by the President on two days' notice to each Director, either personally or by mail telegram or facsimile transmission; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two Directors unless the Board of Directors consists of only one Director, in which case special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of the sole Director.

     Section 8.  Quorum and Meetings.  At all meetings of the Board of
                 -------------------
Directors, a majority of the Directors shall constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. The Chairman of the Board, or his designee, shall preside at all meetings of the Board of Directors and, whether or not a quorum is present, may adjourn the meeting from time to time without notice other than by announcement at the meeting.

     Section 9.  Unanimous Consent.  Unless otherwise restricted by the
                 -----------------
Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

     Section 10.  Telephonic Meetings.  Unless otherwise restricted by the
                  -------------------
Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

     Section 11.  Committees.  The Board of Directors may, by resolution passed
                  ----------
by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the General Corporation Law of the State of Delaware, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws; and, unless the resolution or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     Section 12.  Minutes.  Each committee shall keep regular minutes of its
                  -------
meetings and report the same to the Board of Directors when required.

     Section 13.  Compensation.  Unless otherwise restricted by the Certificate
                  ------------
of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

     Section 14.  Directors Elected by Special Class or Series.  To the extent
                  --------------------------------------------
that any holders of any class or series of stock other than the Common Stock issued by the Corporation shall have the separate right, voting as a class or series, to elect Directors, the Directors elected by such class or series shall be deemed to constitute an additional class of Directors and shall have a term of office for one year or such other period as may be designated by the provisions of such class or series providing such separate voting right to the holders of such class or series of stock, and any such class of Directors shall be in addition to the classes referred to in Section 2 of this Article III. Any Directors so elected shall be subject to removal in such manner as may be provided by law or by the Certificate of Incorporation. The provisions of
Section 12 of Article II and Sections 2 and 3 of this Article III do not apply to Directors governed by this Article III, Section 14.

                                  ARTICLE IV
                                    NOTICES

     Section 1.  Giving Notice.  Whenever, under the provisions of the statutes
                 -------------
or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any Director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such Director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to Directors may also be given by telegram or by facsimile transmission.

     Section 2.  Waiver of Notice.  Whenever any notice is required to be given
                 ----------------
by law or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                 ARTICLE V
                                 OFFICERS

     Section 1.  Principal Officers.  The principal officers of the Corporation
                 ------------------
shall be elected by the Board of Directors and shall include a Chairman of the Board, a President, a Secretary and a Treasurer, and may, at the discretion of the Board of Directors, also include one or more Vice Presidents and a Controller (as well as a Vice Chairman who shall, however, not be a formal officer of the Corporation). Except as otherwise provided in the Certificate of Incorporation or these Bylaws, one person may hold the offices and perform the duties of any two or more principal offices except the offices and duties of President and Vice President or of Chairman of the Board or President and Secretary. None of the principal officers need be Directors of the Corporation.

     Section 2.  Election and Term of Office.  The officers of the Corporation
                 ---------------------------
shall be elected annually by the Board of Directors at its first meeting after each annual meeting of stockholders. Such officers shall hold office at the pleasure of the Board of Directors and until their successors are elected and qualified. In its discretion, the Board of Directors by a vote of a majority thereof may leave unfilled for such period as it may fix by resolution any offices except those of President and Secretary.

     Section 3.  Vacancies and Removal.  Vacancies in any office arising from
                 ---------------------
any cause may be filled by the Board of Directors at any regular or special meeting. The Board of Directors may remove any officer, with or without cause, at any time by an affirmative vote of a majority of the Board of Directors.

     Section 4.  President.  The President shall be the principal executive
                 ---------
officer of the Corporation and shall have in his charge the general direction and promotion of the Corporation's affairs with authority to do such acts and to make such contracts as are necessary or proper to carry on the business of the Corporation. He shall preside over all official meetings of the Corporation, provided no one has been specifically elected to the office of Chairman of the Board, and shall also perform those duties which usually devolve upon a president of a Corporation under the laws of the State of Delaware. The President may, during the absence of any officer, delegate said officer's duties to any other officer or Director.

     Section 5.  Vice-President.  The Vice-President, in the absence or
                 --------------
disability of the President, shall perform the duties of the President and shall perform such other duties as may be delegated to him from time to time by the Board of Directors or by the President.

     Section 6.  Secretary.  The Secretary shall issue notices of all meetings
                 ---------
of stockholders and all meetings of the Board of Directors, shall keep the minutes of all such meetings, shall have charge of the seal of the Corporation, shall serve as custodian for all corporate records, and shall make such reports and perform such duties as are incident to his office or which may be delegated to him by the President or Board of Directors.

     Section 7.  Treasurer.  The Treasurer shall render to the President and the
                 ---------
Board of Directors at such times as may be requested an account of all his transactions as Treasurer and of the financial condition of the Corporation.
The Treasurer shall perform such other duties as are incident to the office or as may be delegated to that office by the President or by the Board.

     Section 8.  Salaries.  The salaries of the officers may be fixed from time
                 --------
to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director or stockholder of the Corporation.

                                 ARTICLE VI
                     CONTRACTS, LOANS, CHECKS AND DEPOSITS

     Section 1.  Contracts.  The Board of Directors may authorize any officer or
                 ---------
officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     Section 2.  Loans.  No loans shall be contracted on behalf of the
                 -----
Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     Section 3.  Checks, Drafts, etc.  All checks, drafts or other orders for
                 -------------------
the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     Section 4.  Deposits.  All funds of the Corporation not otherwise employed
                 --------
shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.


                                  ARTICLE VII
                  CERTIFICATES FOR SHARES AND THEIR TRANSFER

     Section 1.  Certificates.  Ownership of the capital shares of the
                 ------------
Corporation shall be represented by certificates, in such form as shall be determined by the Board of Directors. Each certificate shall be signed by two of the officers of the Corporation and may be sealed with the seal of the Corporation or a facsimile thereof. A record of such certificates shall be kept.

     Section 2.  Cancellation.  All certificates transferred on the books of the
                 ------------
Corporation shall be surrendered and cancelled. No new certificates shall be issued until the former certificate, or certificates, for the same number of shares have been surrendered and cancelled, except in case of lost or destroyed certificates, when new certificates therefor may be issued under such conditions as the Board of Directors may prescribe.

     Section 3.  Transfer of Shares.  Transfer of shares of the Corporation
                 ------------------
shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representatives, who shall furnish proper evidence of their authority in writing, upon the surrender for cancellation of the certificate for such shares.

     Section 4.  Fixing Record Date.  In order that the Corporation may
                 ------------------
determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     Section 5.  Registered Stockholders.  The Corporation shall be entitled to
                 -----------------------
recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


                                 ARTICLE VIII
                                   DIVIDENDS

     Section 1.  Paying Dividends.  The Board of Directors may from time to time
                 ----------------
declare, and the Corporation may pay, dividends on the outstanding shares of the Corporation in the manner and upon the terms and conditions provided by law and by the Certificate of Incorporation of the Corporation or any amendments thereto. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

     Section 2.  Setting Aside Funds.  Before payment of any dividend, there may
                 -------------------
be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.


                                  ARTICLE IX
                                INDEMNIFICATION

     Section 1.  Mandatory Indemnification of Directors and Officers.
                 ---------------------------------------------------

          (a) The Corporation shall indemnify, and shall pay in advance the expenses of, each Director and officer of the Corporation and each person who is serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise to the fullest extent permissible under Delaware law, as the same exists or may hereafter exist in the future (but, in the case of any future change, only to the extent that such change permits the Corporation to provide broader indemnification rights than the law permitted prior to such change) and such obligation to indemnify and to advance expenses shall continue as to a person who has ceased to be a Director or officer of the Corporation or a director or officer of any other such corporation, partnership, joint venture, trust or other enterprise and shall inure to the benefit of his or her heirs, executors and administrators.

          (b) If a claim under Section 1(a) of this Article IX is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination that indemnification of the claimant is permissible in the circumstances because the claimant has met the applicable standard of conduct, if any, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met the standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the standard of conduct.

     Section 2.  Discretionary Indemnification of Employees and Agents.  The
                 -----------------------------------------------------
Corporation may, but shall have no obligation to, indemnify and may pay in advance the expenses of employees and agents of the Corporation and persons who are serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the fullest extent permissible under Delaware law and to the extent approved by the Board of Directors from time to time.

     Section 3.  Expenses as a Witness.  To the extent that any Director,
                 ---------------------
officer, employee or agent of the Corporation, or any person who is serving at the request of the Corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise is, by reason of such position or position with such other entity, a witness in any action, suit or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

     Section 4.  Insurance.  The Corporation may maintain insurance, at its
                 ---------
expense, to protect itself and any Director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expenses, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Delaware law.

     Section 5.  Indemnity Agreements.  The Corporation may enter into
                 --------------------
agreements with any Director, officer, employee or agent of the Corporation and with any person who is or was serving at the request of the Corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, providing for indemnification to the fullest extent permissible under Delaware law.

     Section 6.  Separability.  Each and every paragraph, sentence, term and
                 ------------
provision of this Article IX is separate and distinct, so that if any paragraph, sentence, term or provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or unenforceability of any other paragraph, sentence, term or provision hereof. To the extent required, any paragraph, sentence, term or provision of this Article IX may be modified by a court of competent jurisdiction to preserve its validity and to provide the claimant with, subject to the limitations set forth in this Article IX and any agreement between the Corporation and claimant, the broadest possible indemnification permitted under applicable law.

     Section 7.  Contract Right.  Each of the rights conferred by Sections 1 and
                 --------------
3 of this Article IX shall be a contract right, and any repeal or amendment of the provisions of this Article shall not adversely affect any right hereunder of any person existing at the time of such repeal or amendment with respect to any act or omission occurring prior to the time of such repeal or amendment, and, further, shall not apply to any proceeding, irrespective of when the proceeding is initiated, arising from the service of such person prior to such repeal or amendment. Further, the mandatory indemnification and expense advancement for officers of the Corporation and such other persons who serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise set forth in Section 1 of this Article IX shall apply solely with respect to acts or omissions of such officers and directors occurring on or after August 6, 1998.

     Section 8.  Nonexclusivity.  The rights conferred in this Article shall not
                 --------------
be exclusive of any other rights that any person may have or hereafter acquire under any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.


                                 ARTICLE X
                                 AMENDMENTS

     These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the

Certificate of Incorporation, at any regular meeting of the stockholders or Board of Directors, or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such special meeting. If the power to adopt, amend or repeal Bylaws is conferred upon the Board of Directors by the Certificate of Incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal these Bylaws.


                                  ARTICLE XI
                                 MISCELLANEOUS

     Section 1.  Fiscal Year.  The initial taxable year of the Corporation shall
                 -----------
commence on the date the Certificate of Incorporation is filed, and end on such date as the Board of Directors may determine, in accordance with all applicable provisions of the Internal Revenue Code of 1986, as amended.

     Section 2.  Seal.  The corporate seal shall have inscribed thereon the name
                 ----
of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.



          The above Fourth Amended and Restated Bylaws were approved by resolution of the Board of Directors of the Corporation on the 10th day of March, 1999.